Exhibit No. 8(f)


                    Amendment To Fund Participation Agreement

      This Amendment made as of the 19th day of January, 2000, by and between Mitchell Hutchins Series Trust ("Fund"), a Massachusetts business trust, Mitchell Hutchins Asset Management Inc. ("Adviser") a Delaware corporation, and Conseco Variable Insurance Company (formerly Great American Reserve Insurance Company) ("Company") a life insurance company organized under the laws of the State of Texas and Conseco Equity Sales, Inc. ("Underwriter"), a Texas corporation.

      Whereas, the aforementioned parties entered into a Fund Participation Agreement dated March 2nd, 1998 ("Agreement"); and

      Whereas the parties desire to amend such Agreement;

      Now, Therefore, the parties agree to amend the Agreement as follows:

      1. The name of the Company shall be changed to Conseco Variable Insurance Company.

      2. Appendix B shall be amended and restated to as set forth in the Amended and Restated Appendix B attached hereto.

      In Witness Whereof, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

Conseco Variable Insurance Company   Mitchell Hutchins Series Trust

By: /s/  Jon Davis                   By: /s/  Dianne E. O'Donnell
    ------------------------------      ------------------------------------
Name:    Jon Davis                   Name:    Dianne E. O'Donnell
Title:   Senior Vice President       Title:   Secretary and Vice President

Conseco Equity Sales, Inc.           Mitchell Hutchins Asset Management Inc.

By: /s/  L. Gregory Gloeckner        By: /s/  Julian Sluyters
    ------------------------------       -----------------------------------
Name:    L. Gregory Gloeckner        Name:    Julian Sluyters
Title    Senior Vice President       Title:   Chief Administrative Officer


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                         Amended and Restated Appendix B



Separate Accounts                       Selected Portfolios
-----------------                       -------------------

Conseco Variable Accounts               Growth and Income Portfolio
C,E,F,G,H
Conseco Variable Life Account A